UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	October 20, 2009

NATIONAL PATENT DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

903 Murray Road, PO Box 1960, East Hanover, NJ	07936
(Address of Principal Executive Offices)	(Zip Code)

(973) 428-4600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.01        Completion of Acquisition or Disposition of Assets.

On October 20, 2009, NPDC Holdings, Inc. (“Seller”), a wholly-owned subsidiary of National Patent Development Corporation (the “Company”), closed its transaction with respect to the sale (the “Closing”) of approximately 1,000 acres of real property located in the Town of Pawling, County of Dutchess, New York (the “Property”) to Little Whaley Holdings, LLC, a New York limited liability company (the “Purchaser”), for a purchase price for the Property of $12,500,000 in cash (the “Purchase Price”).

As previously disclosed, on October 7, 2009, the Seller signed a Contract of Sale (the “Contract of Sale”) with the Purchaser and received a downpayment of $1,250,000.  At the Closing, Seller received the balance of the Purchase Price in the amount of $11,250,000.  The Contract of Sale was previously filed as an exhibit to the Company’s  Form 8-K filed on October 14, 2009.

As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended, filed with the Securities and Exchange Commission (the “SEC”), the carrying amount of the Property as reflected in the Consolidated Balance Sheet of the Company at December 31, 2008 was approximately $2,500,000.

Additional information about the Company may be found elsewhere in this Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PATENT DEVELOPMENT CORPORATION

Date: October 22, 2009	By:	/s/ IRA J. SOBOTKO
		Name:	Ira J. Sobotko
		Title:	Vice President & Chief Financial Officer

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